Exhibit 99.1

GitLab Act 2

A letter to our customers and our investors.

We've been working through some significant changes inside GitLab over the past few days, and I want to share them with you directly. The email I sent the team is included below for full context.

The agentic era affords GitLab the largest opportunity in our history as a company, and we're making the structural and strategic decisions to meet it.

This letter has three parts. First, the operational and structural news, which is hard. Second, the strategic thesis we're betting on. And finally, what this means specifically for you, our customers and investors.

The structural news

This morning we shared with team members that we're beginning a restructuring process at GitLab, and we're running it differently than most. The planning is happening openly, including a voluntary separation window. That creates real uncertainty for our team over the next few weeks, but we believe the outcome will be better for it. Where we can, we plan to finalize the new shape of the company on or before June 1. Where local requirements apply we will not make any changes until the local process is complete.

Four operational changes are part of the workforce reduction.

1.We're reevaluating our operational footprint, and are planning to reduce the number of countries by up to 30% where we have small teams. We'll continue serving customers in those markets through our partner network.
2.We're planning to flatten the organization, removing up to three layers of management in some functions so leaders are closer to the work.
3.We’re re-organizing R&D to create roughly 60 smaller, more empowered teams with end-to-end ownership, nearly doubling the number of independent teams.
4.We're rewiring internal processes with AI agents, automating the reviews, approvals, and handoffs to speed us up, and plan to right-size roles across the company to follow suit.

Operational changes and the update to our strategy are happening together: they are related but independent. Operationally, we grew into a shape that was right for the last era and isn't right for this one. The strategy below is what we're betting on next, and stands on its own.

We are reaffirming our Q1 and full year FY27 guidance today. The final scope and financial impact of the restructuring will be shared on our June 2 earnings call, once we’ve finished the plan and received approval by our board.

Our Core Beliefs

Underpinning the changes we’re making today, and our go forward strategy are 10 core beliefs that span the world we’re building for, the architectural bets we’re making and how we’ll deliver.

The world we're building for

We’re evolving our strategy to optimize for the future state of software engineering:

1- Software will be built by machines, directed by people. AI is the substrate on which future software gets built. Agents will plan, code, review, deploy, and repair. Humans still own the judgment that matters most: architecture, deep understanding of the customer problem, the tradeoffs that require taste. This is why we built and released the Duo Agent Platform in January. Our first quarter adoption is promising, and we're ready to accelerate.

2- The agentic era multiplies demand for software. Software has been the force multiplier behind nearly every business transformation of the last two decades. The constraint was the cost and time of producing and managing it. That constraint is collapsing. As the cost of producing software collapses, demand for it will expand. Last year, the developer platform market used to be measured in tens of dollars per user per month, this year it is hundreds/user/month and headed to thousands. Not only is the value of software for builders increasing, but we believe there will be more software and builders than ever, and we will serve an increasing volume of both.

3- The consequential work belongs to engineers. Engineering has always been about more than writing code. Great engineers are problem solvers and builders who care about system design, distributed systems, reasoning through failures, safely integrating new capability into critical systems, and making decisions under ambiguity. These are exactly the skills the agentic era needs more of, especially as the volume of software increases. The supply of deep technical problems is multiplying, and the engineers who can solve them will be among the scarcest and most valuable talent in the market. Our core users’ roles are evolving, their importance is only increasing.

The architectural bets we're making

Platforms that weren't built for machine scale are starting to break under it. Winning means investing in the fundamentals that really matter: security, performance, scalability, reliability and user experience. We're making five, fundamental architectural bets. Each one is underway and we plan to deliver without disruption to GitLab customers that depend on us every day.

4- Machine-scale infrastructure. Agents open merge requests in parallel, trigger pipelines around the clock, and push commits at a rate no human team ever did. Git itself wasn't designed for that load, and bolting AI onto platforms not built for agents is the biggest mistake of this era. We're doing a generational rebuild of the underlying infrastructure to handle agent-rate work as the default. Git itself is being reengineered for machine scale. The monolith is giving way to modern, API-first, composable services. And agent-specific APIs are being built so agents can act as first-class users of the platform, not as bolted-on consumers of human-shaped interfaces. The value of this 100x scale infrastructure, and the reliability and performance it provides is much higher than the generation of infrastructure in the market today.

5- Orchestration across the full lifecycle. A single agent that writes code or opens a merge request produces activity. Enterprises don't need agent activity. They need running software that moves the business forward. Orchestration is the layer that gets you there. It coordinates agents across the lifecycle, assigning work, managing state, passing context, resolving conflicts, enforcing policy, and keeping a human in the loop when it matters. CI/CD is one of the components getting reimagined. The GitLab pipeline was designed to take human-rate commits and ship them safely; in the agentic era our orchestration service becomes the runtime that coordinates agents, validates the work and enforces guardrails, and drives change all the way to production at machine rate.

6- Context is our superpower. Every dev tool vendor is converging on similar code generation capabilities. Enterprise AI bills are climbing as fast as adoption. What doesn't commoditize is the unique context the model gets to work with: a data model that connects planning, code, review, security, deployment, and operations across every project and repository, accumulated over years of a team's work. We're investing in that connected data model as a first-class, API-accessible service, and it delivers more value with every human and agent action. Context is what lets agents spend fewer tokens and deliver better results.

7- Governance built into the core. Governance is what lets enterprises move fast in the agentic era. Like a race car, it doesn't matter how fast you can go if you can't maintain control. As agents take on more of the work, enterprises need a platform that can enforce who's allowed to do what, prove what happened and why, and keep sensitive code and data where it belongs. We're building identity, audit, policy, and deployment flexibility as core platform services that every agent, pipeline, and merge request runs through by default, rather than a separate product layered on top.

8- One platform, three modes. Trillions of lines of code run the world's businesses today. Rewriting most of it is too risky and too expensive to justify. The cloud era taught us enterprises run hybrid, and operating across that mix has been painful, expensive, and never fully solved. The agentic era will be the same. Every enterprise will live across a spectrum of human-owned, agent-assisted, and agent-autonomous work. We're building one platform, one data model, one governance system that operates across all three modes, and delivering it cloud and model neutral.

How we'll deliver it

9- A flexible business model. As the way software gets built changes, the business model must evolve with it. Agentic AI can augment teams, perform real work and the business model must scale with the cost and value of the work performed. We're keeping what works: the predictability of subscriptions for what customers have today. We've already added consumption pricing for the work agents do, with other major players following over the past few months. Next, we're introducing more flexibility to mix both as the way of work evolves.

10- Culture of excellence. Operational character is a key differentiator. What matters most right now is the ability to move quickly, own outcomes, and deliver real value to our customers. Speed with Quality, Ownership Mindset, and Customer Outcomes are our new operating principles, built on a culture of excellence.

To our customers

For our customers, the most important thing today is what doesn't change. The support, roadmap commitments, contractual terms — all of it continues without disruption. Your account team is available to walk you through today's news if you'd like a conversation.

Where you should expect to see us evolve is in the quality, depth and pace of innovation we ship. We will lead the way in agentic engineering by being customer zero of our platform, demonstrating with our innovation and our results the success you can bet on as our customers. Our vision for the product and business model is clearer than it has ever been and we're accelerating the work. We'll share the next wave of our innovation roadmap at GitLab Transcend on June 10, 2026 and hope you'll join us.

To our investors

Today's announcement is a deliberate move to lead in a market we believe is in the middle of its largest shift in twenty years. The opportunity here isn't incremental growth on a DevSecOps platform — we're building toward becoming the trusted enterprise platform for software creation in the AI era.

We look forward to sharing an update on the business and our Q1 results in our upcoming earnings call on June 2, 2026. We’ll also share the final scope and financial impact of the restructuring at that time, although we anticipate reinvesting the majority of savings into accelerating our progress against the specific growth and technological initiatives that we've outlined.

This is the most consequential work we've taken on as a company. We'll prove it in the innovation we bring to market, how we serve our customers, and how we create value for our shareholders over the near- and long-term.

Thank you,

Bill Staples CEO, GitLab

GitLab Act 2 Update

A letter to our team.

Today is hard. I want to acknowledge how difficult today is given the volume of change we’re asking you to take in, and the uncertainty of a transparent restructuring process.

We've spent three days together on the why, the what, and the how of where GitLab is going. This letter is the written summary, so you have something to reflect on as we navigate the coming week together.

Why we're initiating a transparent restructure of the company

This restructure process is not like others you may be seeing in the news. Of course AI is changing the way we work and is part of our transformation plan, but this is not an AI optimization or cost cutting exercise. We intend to reinvest the vast majority of savings back into the business to accelerate our unique opportunity in the agentic era as defined in our Act 2 Core Beliefs.

One way our restructure process is different is that we are doing it transparently and including every team member in the process. Starting today, managers across the company are entering deeper conversations with leadership about how the restructuring principles land inside their teams. Those conversations will inform the decision of impacted roles. The reason we're not landing the full decision today is that getting the shape of the next GitLab right matters more than getting it fast — and a transparent process with input from you, your managers, leaders across the organization, and our employee representatives is the best way to land this change with an organization ready to move forward.

As we discussed today, we are planning a workforce reduction driven by a concentration of our country footprint, flattening how we're organized, and role right-sizing designed to optimize the shape and size of our teams. In addition, we’re establishing a new set of operating principles, founded on a culture of excellence.

I want to be direct: I want to do this once, and do it right, and not revisit our structure anytime in the foreseeable future. The team that comes through this restructure is the team that builds Act 2, and you should be able to plan your life and your work without bracing for what comes next. Let’s talk about what’s changing and how we get it right.

The restructuring principles we’re optimizing for

Reduced operational footprint: We’re reducing our country footprint because operating in nearly 60 countries does not allow us to give every team member a great experience. We anticipate reducing the number of countries by 30% focused on geos where we have only a handful of people or fewer. Team members who are in good standing and would like to relocate are welcome to do so. We'll continue to serve customers in those markets through our partner network where appropriate.
Flatter organization: We’re flattening our organization because eight layers is too deep for a company our size and management layers are slowing us down. Every layer of management increases the number of places where priorities and communication gets filtered. A flatter organization will better connect every team member with leadership.
Role right-sizing: As we shift to a new strategy and way of working, powered by AI, we must revisit the size of staffing for each role to ensure we are optimizing for speed and customer outcomes. In some cases, AI can augment and accelerate what team members have been doing, in other places we need to expand certain roles to go faster. We do expect daily use of AI by every individual in the company and we are launching AI acceleration programs to support every role as part of our transformation.

How we’ll operate going forward

We will be retiring CREDIT as our values framework. CREDIT was the right framework for the very successful Act 1 that took the company to $1B ARR. Those values shaped a company that thrived through COVID and our IPO to become one of the most recognized names in DevSecOps. We are not retiring them because they were wrong, we are choosing instead to focus on something different for this era which demands a different operating posture. Many of the same values we have been living and often talk about are still directly applicable in this era. Our three new operating principles are:

Speed with Quality means we move faster than we have, with the discipline that lets others rely on the work, especially our customers. We achieve this with smaller teams, tighter cycles, and stronger guardrails. We will hold a higher bar for what we commit to and what we deliver against those commitments. Here are some specific examples we shared today of what we expect every team member to embody:

•We organize and execute cross-functional projects in small teams with more autonomy
•We set high standards for quality, always prove what we build with customer zero first
•We build fast, experiment, learn and fail fast, especially for two way decisions
•If an agent can do it, we automate it, and find things where our judgement or skill is essential
•We have zero tolerance for unnecessary bureaucracy
•We use both sync (for speed) and async (for scale) patterns

Ownership Mindset means we expect every individual to act as a steward for the company and with autonomy. The people closest to the work make the decisions about it, and they own the result. Layers of management between leaders and the work coming out, and handoffs that dilute accountability are eliminated. Some examples of the mindset we expect every team member to embody:

•I take pride in my work because it delivers real outcomes
•It is never someone else's problem
•Everyone is on my team
•I care deeply for the customer and the business health
•I am efficient with budget, people and everyone’s time

Customer Outcomes means we measure ourselves by what changes for the customer, not by the activity on our side. Internal milestones matter only to the extent that they connect to customer impact. Examples of behaviors we expect from everyone:

•I can explain how my work connects to a customer outcome, not just a roadmap item or task/activity
•My work creates joy and delight for customers so they love GitLab
•I build customer relationships on fairness and mutual respect, and I make sure every deal works for both sides
•I’m focused on value realization first because that drives bigger commitments over time
•When a customer is stuck, I treat their time like it's more expensive than mine

These are built on a culture of excellence, which we expect every team member to uphold. That means:

•Excellence in thought: team members who are sharp, understand deeply and with precision, communicate with clarity and integrity
•Excellence in action: people with the ability to produce high quality results and business impact
•Interpersonal excellence: individuals who are good humans, embrace diversity, inclusion and belonging, assume good intent and treat everyone with respect

Next steps in the restructuring process

Our transparent restructure process creates uncertainty that is real and it's hard, and I'm not going to pretend otherwise. I ask that you reflect on the why, what and how and engage your manager in a real conversation about the work, the questions and concerns you have, and what the next chapter looks like for you. Your manager may not have all the answers, because they too are going through this period of uncertainty. The conversation still matters and your input shapes how we land as a team.

The voluntary window exists for you. After three days walking through Act 2 together, you have the picture you need to decide whether GitLab is the right place for you in the next chapter of your career. If it isn't, talk to your manager or director and, where local requirements allow, apply for a separation before May 18. If approved, we'll include you in the same separation package as anyone else. The approval process exists because individual circumstances and local requirements vary and have to be weighed case by case. This process is meant to provide something we all deserve once the restructure is complete: a team that is excited and committed to the future of GitLab. Please take a moment to listen to what Sid, our founder and Exec Chair, thinks about the changes we’re making today.

Why I hope you stay

I want to spend the rest of this letter convincing you to stay, if the “Why” and the “What” sessions haven’t already convinced you.

Better employee experience. Our overriding objective is to bring a significant improvement to the joy and impact of each team member participating in Act 2. We know that by doing that, we can better capture the creativity and impact of every individual and build a world class business.

Better pay. Once approved, our new bonus program will give every team member who isn’t on an incentive compensation plan or bonus plan today, the opportunity to earn a cash bonus based on their individual performance, targeting 10% of salary, awarded at their manager’s discretion.

Smaller, empowered R&D teams with a clear vision. We aspire to double the number of smaller, R&D teams - up to 60 - with more autonomy and ownership.

Less friction, less overhead. The handoffs that have slowed us down are going to be significantly reduced. The layers between you and the decisions that affect your work are being reduced. If you've ever been frustrated at GitLab by how long it took to get something obvious done, Act 2 is engineered around removing that friction.

Solve big technical problems. Our five architectural bets provide deep, technical problems that will redefine GitLab for the agentic era, including a new git for agents that supports machine scale, an orchestration layer for humans, agents and full lifecycle orchestration, a connected graph of full lifecycle data as a service, brand new policy service to provide centralized governance and a fully autonomous software engineering experience.

More flexible buying programs. Our new consumption buying programs will make it far easier to sell GitLab and for customers to buy GitLab seats + credits and unlock adoption faster than ever before.

Career growth. Bold bets like Act 2 are rare and bring with them opportunities for every team member at every level to learn faster and develop skills and experience that will matter for the rest of your career, here or wherever your path takes you.

Aligned leadership with the will to win. We have a leadership team with e-group, and our SLT, that is committed to win, make the hard decisions and align the organization cross functionally to accelerate results. We will hold ourselves accountable to help you succeed and create a winning organization.

Uniquely positioned to win. We are uniquely positioned to not only participate, but to lead in our category where the TAM is exploding at a step function rate. We have structural advantages in data, technology and customer trust that give us an advantage over AI labs and start-ups that we can harness to redefine how software is built in the agentic era. By being part of Act 2, you will be part of a winning organization that helps shape software engineering in the agentic era.

For those who are leaving

Whether by choice or otherwise: the work you did here mattered, and it continues to matter. You came to GitLab when it needed you. You built things the next chapter is built on. We owe you real support through the transition, and our genuine respect. If we're asking our team to be world-class, we have a reciprocal obligation to be world-class in how we treat people leaving us. That's the standard we're holding ourselves to.

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I'll close with this. None of what I've written makes today easier. It isn't supposed to. What I want you to know is that we've made these decisions carefully, our intention is to make them only once, and we're going to do right by the people leaving and by the people staying.

Thank you for what you've built. Thank you for what comes next.

Bill Staples CEO, GitLab